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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     INFOHIGHWAY COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)



                 DELAWARE                              76-0530551
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         (State of incorporation                   (I. R. S. Employer
             of organization)                      Identification No.)


        1770 MOTOR PARKWAY, SUITE 300                      11788
             HAUPPAUGE, NEW YORK
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  (Address of principal executive offices)              (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT:


           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered
------------------------------------------    ---------------------------------
  COMMON STOCK, PAR VALUE $.0001 PER SHARE        AMERICAN STOCK EXCHANGE
------------------------------------------    ---------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-82151

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

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                                      None
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The descriptions of the common stock, par value $.0001 per share of InfoHighway Communications Corporation (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the prospectus included within the registration statement of the Company on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-82151), which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are incorporated by reference herein to the Company's registration statement on Form S-1:
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
         3.1 Amended and Restated Certificate of Incorporation of the Company, including the Designation, Preferences, Rights and Limitations of the Series A 10% Convertible Preferred Stock, filed as Exhibit 3.1 to the registration statement on Form S-1 (Registration No. 333-82151).

         3.2 Form of Certificate Designation, Preferences, Rights and Limitations of the Series B 8% Cumulative Convertible Preferred Stock, filed as Exhibit 3.2 to the registration statement on Form S-1 (Registration No. 333-82151).

         3.3      Amended and Restated Bylaws of the Company filed as Exhibit
                  3.3 to the registration statement on Form S-1 (Registration No. 333-82151).

         3.4 Amendment to the Certificate of Incorporation of the Company filed as Exhibit 3.4 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.1      Form of Certificate representing Common Stock filed as Exhibit
                  4.1 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.2      Form of Certificate representing Series A 10% Convertible Preferred
                  Stock filed as Exhibit 4.2 to the registration statement on Form S-1
                  (Registration No. 333-82151).

         4.3 Form of Certificate representing Series B 8% Cumulative Convertible Preferred Stock filed as Exhibit 4.3 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.4      Form of Underwriter Warrant filed as Exhibit 4.4 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.5 Warrant issued to John Vanderhider filed as Exhibit 4.5 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.6 Form of 13% Promissory Note issued by InfoHighway during March through June 1999 in connection with the Bridge Loans filed as
                  Exhibit 4.6 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.7 Form of Agreement of Purchase and Sale entered into during March through June 1999 in connection with the Bridge Loans filed as Exhibit 4.7 to the registration statement on Form S-1 (Registration No. 333-82151).

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         4.8      Form of Warrants to Purchase Common Stock of InfoHighway
                  entered into during March through June 1999 in connection with the Bridge Loans filed as Exhibit 4.8 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.9 Form of Registration Rights Agreement entered into during March through June 1999 in connection with the Bridge Loans filed as Exhibit 4.9 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.10 Form of Registration Rights Agreement entered into between InfoHighway and each of the shareholders of AXCES, ARC, and InfoHighway International in connection with the acquisitions filed as Exhibit 4.10 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.11 Agreement by and among Trans Global Services, Inc., ARC Networks, Inc., Consolidated Technology Group Ltd., Technology Acquisitions Ltd. and InfoHighway dated March 23, 1999 filed as Exhibit 4.11 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.12 Registration Rights Agreement between InfoHighway and Consolidated Technology Group Ltd. dated May 19, 1999 filed as Exhibit 4.12 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.13 Form of Certificate of Contingent Interest in Common Stock filed as Exhibit 4.13 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.14 Secured Promissory Note issued by ARC Networks, Inc. and A.R.C. Networks, Inc. to Consolidated Technology Group Ltd. dated May 19, 1999 filed as Exhibit 4.14 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.15 Warrant to Purchase Common Stock of InfoHighway issued to Consolidated Technology Group Ltd. dated May 19, 1999 filed as
                  Exhibit 4.15 to the registration statement on Form S-1 (Registration No. 333-82151).

         4.16 Form of Series C Common Stock Purchase Warrants of ARC Networks, Inc. issued in February 1997 filed as Exhibit 4.16 to the registration statement on Form S-1 (Registration No. 333-82151).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 1999                    INFOHIGHWAY COMMUNICATIONS CORPORATION



                                         By: /s/ Joseph A. Gregori
                                            ------------------------------------
                                                      Joseph A. Gregori,
                                            CHIEF EXECUTIVE OFFICER AND DIRECTOR

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